UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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DIRTT Environmental Solutions Ltd.
(Name of Registrant as Specified in Its Charter)

22NW FUND, LP

22NW, LP

22NW FUND GP, LLC

22NW GP, INC.

ARON R. ENGLISH

RYAN W. BRODERICK

BRYSON O. HIRAI-HADLEY

ALEXANDER B. JONES

CORY J. MITCHELL

DOUGLAS A. EDWARDS

MARY GARDEN

SCOTT L. ROBINSON

SCOTT C. RYAN

KENNETH D. SANDERS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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22NW Fund, LP, a Delaware limited partnership (“22NW Fund”), together with the other participants named herein (collectively, “22NW”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the annual and special meeting of shareholders of DIRTT Environmental Solutions Ltd., an Alberta corporation (the “Company”) scheduled to be held on Tuesday, April 26, 2022.

On April 26, 2022, 22NW issued the following press release:

22NW Announces the Election of All Seven Nominees to DIRTT's Board at Annual and Special Meeting Based on Announced Results

SEATTLE -- 22NW Fund, LP (“22NW” or “we”), the largest shareholder of DIRTT Environmental Solutions Ltd. (NASDAQ:DRTT; TSX:DRT) (“DIRTT” or the "Company") with ownership of approximately 19% of the Company's outstanding shares, today commented on the results announced at the Company's 2022 Annual and Special Meeting of Shareholders held on Tuesday, April 26, 2022. The voting results indicate that shareholders have elected 22NW's entire seven-member slate to DIRTT's Board of Directors (the "Board"). DIRTT's new Board will include Aron English, Cory Mitchell, Ken Sanders, Douglas Edwards, Mary Garden, Scott Robinson and Scott Ryan.

Aron English, founder and portfolio manager of 22NW, commented:

"22NW is pleased that all seven of our nominees have joined the Board at this critical point in time. Our slate's ownership perspectives and industry experience will be tremendous assets in the boardroom. Our nominees are fully committed to putting this contest behind them and immediately helping chart the right path forward at DIRTT. We thank shareholders for their support throughout this process. Now that the Company's leadership structure has been reconstituted, DIRTT should be well-positioned to begin enhancing its corporate governance and prioritizing initiatives that are most likely to unlock meaningful value for shareholders, customers and other stakeholders."

Contact

Saratoga Proxy Consulting

John Ferguson / Joe Mills, 212-257-1311

jferguson@saratogaproxy.com / jmills@saratogaproxy.com

Longacre Square Partners

Charlotte Kiaie / Bela Kirpalani, 646-386-0091
22NWFund@longacresquare.com